Exhibit Index

Exhibit (h)(4)      Transfer Agency Agreement
Exhibit (i)         Opinion and Consent of Counsel
Exhibit (j)         Independent Auditors' Consent
Exhibit (n)         Financial Data Schedule
Exhibit (o)(1)      Directors' Power of Attorney
Exhibit (o)(3)      Form of Directors/Trustees Power of Attorney
Exhibit (o)(4)      Form of Officers Power of Attorney